UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 18, 2009
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2009, Reinsurance Group of America, Incorporated filed a Current Report on Form 8-K reporting, among other things, the election of Arnoud W.A. Boot and John F. Danahy to the Company’s Board of Directors. At the time the Form 8-K was filed, it had not yet been determined on which Board committees Messrs. Boot and Danahy would serve. The Company is filing this Amendment to the Form 8-K to report that on February 18, 2009, Messrs. Boot and Danahy were appointed to the Audit Committee and the Compensation Committee of the Board effective April 15, 2009.
On February 18, 2009, the Board also approved the formation of a Finance, Investment and Risk Management Committee to assist the Board in connection with its oversight responsibilities for the Company’s risk, investment and finance policies, programs, procedures and strategies.
Effective April 15, 2009, the Board’s committee assignments will be as follows:
•	Audit Committee: William J. Bartlett (chairman), Arnoud W.A. Boot and John F. Danahy

•	Compensation Committee: John F. Danahy (chairman), Arnoud W.A. Boot and J. Cliff Eason

•	Nominating and Corporate Governance Committee: Alan C. Henderson (chairman), J. Cliff Eason and Stuart I. Greenbaum

•	Finance, Investment and Risk Management Committee: Stuart I. Greenbaum (chairman), William J. Bartlett, Alan C. Henderson and A. Greig Woodring
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: February 20, 2009	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer